UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2014

APX GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-193639	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2014, the Board of Directors of APX Group Holdings, Inc. (the “Company”) awarded management bonuses to the Company’s Chief Executive Officer, Todd Pedersen, and the Company’s President, Alex Dunn. The bonus amounts were awarded pursuant to an annual cash incentive compensation plan pursuant to which Messrs. Pedersen and Dunn were eligible to receive an annual cash incentive award based on the achievement of company-wide performance objectives. As provided in their respective employment agreements, the target bonus amounts for each of Messrs. Pedersen and Dunn were 100% of their respective base salaries.

Under the terms of the incentive compensation plan, actual amounts paid to Messrs. Pedersen and Dunn under the fiscal 2013 annual cash incentive plan were to be calculated by multiplying each named executive officer’s bonus potential target (which is 100% of base salary) by an achievement factor based on the Company’s actual achievement relative to company-wide performance objective(s).

The achievement factor was determined by calculating the Company’s actual achievement against the company-wide performance target(s) based on the pre-established scale set forth in the following table:

% Attainment of Performance Target	Achievement Factor
Less than 90%	0
90%	50%
100%	100%
110%	200%
130%	250%

Based on the pre-established scale set forth above, no cash incentive award would be paid to Messrs. Pedersen and Dunn unless the Company’s actual performance for 2013 was at or above 90% of the performance target(s). If the Company’s actual performance was 100% of target, then Messrs. Pedersen and Dunn would be entitled to their respective bonus potential target amounts. If performance was 110% of target, then they would be eligible for a cash incentive award equal to 200% of their respective bonus potential target amounts. If performance was 130% or more of target, then they would be eligible for a maximum cash incentive equal to 250% of their respective bonus potential target amounts. For performance percentages between these levels, the resulting achievement factor would be adjusted on a linear basis. The performance target for 2013 for Messrs. Pedersen and Dunn was Adjusted EBITDA of $300.2 million for Vivint. Under the 2013 annual cash incentive plan, Adjusted EBITDA is defined in the same way as the definition of Adjusted EBITDA that is used in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2014 (the “Annual Report”) under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Covenant Compliance.”

For fiscal 2013, the actual Adjusted EBITDA achieved for Vivint was $291.9 million, or 97.2% of target, resulting in an achievement factor of 86% of their base salaries under the annual cash incentive plan. The Board of Directors, in its discretion and based upon the attainment of other objectives in 2013 including but not limited to (i) a record number of new customer originations, (ii) the development of new products on time and on budget, the completion of the build-out of the senior management team, positioning the Company for future growth and (iv) the development of new business determined to award Messrs. Pedersen and Dunn award amounts equal to 110% of their base salaries.

The following table illustrates the calculation of the annual cash incentive awards payable to each of Messrs. Pedersen and Dunn under the fiscal 2013 annual cash incentive plan in light of these performance results, including the exercise by our Board of Directors of its positive discretion. The portion of the actual amount paid to Messrs. Pedersen and Dunn due to the Board of Director’s exercise of its positive discretion is disclosed in the “Bonus” column of the Summary Compensation Table under the “2013” designation, while the remaining amounts paid to Messrs. Pedersen and Dunn are disclosed in the “Non-Equity Incentive Plan Compensation” column.

Name	2013 Salary	Target Bonus %	Target Bonus Amount	Achievement Factor	Bonus Paid
Todd Pedersen	$500,000	100%	$500,000	86%	$550,000
Alex Dunn	$500,000	100%	$500,000	86%	$550,000

All other compensation for Messrs. Pedersen and Dunn for the year ended December 31, 2012 was previously reported by the Company in the Summary Compensation Table on pages 82 and 83 of the Company’s Annual Report and in the Summary Compensation Table on pages 99 and 100 of the Company’s Registration Statement on Form S-4, filed with the SEC on January 29, 2014 and declared effective on February 24, 2014 (the “Registration Statement”). As of the filing of the Annual Report and the Registration Statement, the amounts of the incentive and discretionary bonus grants for Messrs. Pedersen and Dunn had not been determined and, therefore, were omitted from the Summary Compensation Tables included in the Annual Report and the Registration Statement. Pursuant to Item 5.02(f) of Form 8-K, the incentive and discretionary bonus awards for Messrs. Pedersen and Dunn for the year ended December 31, 2013 are set forth below together with the other compensation previously reported, and the new total compensation amount.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Todd Pedersen, Chief Executive Officer and Director	2013	500,000	120,000	—	—	430,000	—	625,276	1,675,276
	2012	377,692	220,500	7,824,823	—	335,196	—	1,886,699	10,644,910
Alex Dunn, President and Director	2013	500,000	120,000	—	—	430,000	—	573,377	1,623,377
	2012	305,000	9,813,248	7,824,823	—	19,414	—	163,547	18,126,032

(1)	On November 16, 2012, Messrs. Pedersen and Dunn entered into new employment agreements with Parent. The financial terms of the new employment agreements included an increase in base salary from $367,500 to $500,000 for Mr. Pedersen and from $288,750 to $500,000 for Mr. Dunn, effective November 16, 2012.
(2)	Amounts reported in this column for 2013 for Messrs. Pedersen and Dunn reflect the discretionary portion of their respective annual cash incentive awards.
(3)	We have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.
(4)	Amounts reported under All Other Compensation for fiscal 2013 reflect the following:

(a)	as to Mr. Pedersen, $263,000 additional cash compensation paid to Mr. Pedersen pursuant to his employment agreement (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards—Employment Agreements”), reimbursement for health insurance premiums, country club membership fees, $68,722 in actual Company expenditures for use, including business use, of a Company car, $125,000 in actual Company expenditures for financial advisory services provided to Mr. Pedersen, other miscellaneous personal benefits and $97,443 reimbursed for taxes with respect to perquisites. In addition, Mr. Pedersen reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement described under “Compensation Discussion and Analysis—Compensation Elements—Benefits and Perquisites.” While maintenance costs are not included in the reimbursement amount under the time-sharing agreement, the Company has determined it is appropriate to allocate a portion of the maintenance costs when calculating the aggregate incremental cost associated with personal use of the Company aircraft for purposes of SEC disclosure. Therefore, amounts reported also reflect $48,955 in maintenance costs allocated on the basis of the proportion of personal use. In addition, family members of Mr. Pedersen have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs;

(b)

as to Mr. Dunn, $262,500 additional cash compensation paid to Mr. Dunn pursuant to his employment agreement (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards—Employment Agreements”), reimbursement for health insurance premiums, the value of meals in the Company cafeteria, country club membership fees, $55,027 in actual Company expenditures for use, including business use, of a Company car, $125,000 in actual Company expenditures for financial advisory services provided to Mr. Dunn, other miscellaneous personal benefits and $90,690 reimbursed for taxes with respect to perquisites. In addition, Mr. Dunn reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement described under “Compensation Discussion and Analysis—

Compensation Elements—Benefits and Perquisites.” As discussed in footnote 6(a) above, amounts reported reflect a similar allocation of maintenance costs associated with Mr. Dunn’s personal use of the Company leased aircraft. In addition, family members of Mr. Dunn have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.
(Registrant)

By:	/s/ Dale Gerard
Name:	Dale Gerard
Title:	Vice President of Finance and Treasurer

Date: March 31, 2014